Exhibit 10.5


                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This amending agreement (the "Amending Agreement") is made as of the 28th day of July, 1999, and is by and between MCY MUSIC WORLD, INC., a Delaware company (the "Company") and Bernhard Fritsch (the "Executive").

     WHEREAS: A. The Company and the Executive have executed and delivered an Employment Agreement dated July 11, 1999 (the Employment Agreement is herein referred to as the "Agreement"); and

     WHEREAS: B. The Company and the Employee wish to amend the Agreement as set forth herein.

     NOW THEREFORE, the Company and the Employee hereby agree as follows:

     1. Section 3.5 is hereby added to the Agreement and made a part thereof as if originally set forth therein. Section 3.5 is as follows:


          3.5 Notwithstanding anything herein to the contrary, in addition to the compensation provided for elsewhere in this Agreement, the Executive shall receive additional annual compensation in an amount equal to 1/4% of the annual gross revenues reported by the Company in each fiscal year commencing with the year ending December 31, 1999 and terminating twenty years thereafter. This compensation shall be paid to Executive on an annual basis within 90 days after the end of each fiscal year. The obligation of the Company to pay the compensation set forth in this Section 3.5 shall not require that Executive be employed after the termination of this Agreement; such compensation is being paid over time as provided herein as an inducement for Executive to enter into this Agreement.


     2. Section 5.5 is hereby added to the Agreement and made a part thereof as if originally set forth therein. Section 5.5 is as follows:

          5.5 Notwithstanding anything herein to the contrary, in the event that Executive is terminated for any reason whatsoever, including a voluntary resignation as an Employee of the Company, he shall under any and all circumstances be entitle to receive, in addition to other severance compensation provided for herein, payment of the compensation set forth in Section 3.5 hereof.

     3. All other provisions of the Agreement shall remain in force and effect.

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     IN WITNESS WHEREOF, the Company and the Executive have caused this Amending
Agreement to be duly executed as of the date first written above.

MCY MUSIC WORLD, INC.                       EXECUTIVE

By: /s/ Bernhard Fritsch                    By: /s/ Bernhard Fritsch
Name:    Bernhard Fritsch                   Name: Bernhard Fritsch
Title: President                            Title:


Address for Notice:                                  Address for Notices:

MCY Music World Inc.
307 7th Avenue, 23rd Floor
New York, NY 10001


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